UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

Nissan Master Owner Trust Receivables

(Issuer of the notes)

(Exact name of registrant as specified in its charter)

Nissan Wholesale Receivables Corporation II

(Originator of the trust that issues notes under the related prospectus and prospectus supplement)

(Exact name of registrant as specified in its charter)

DELAWARE	333-105666 333-105666-01	65-1184628 51-6538952

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 W. 190TH STREET
TORRANCE, CALIFORNIA 90502

(Address of Principal Executive Offices)

Registrants’ telephone number, including area code: (310) 719-8369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
Exhibit 4.1

ITEM 8.01 OTHER EVENTS

On July 20, 2005, Nissan Master Owner Trust Receivables (the “Trust”) entered into that certain supplement to the Amended and Restated Indenture dated as of October 15, 2003 (the “Indenture”) by and between the Trust, as issuer, and JPMorgan Chase Bank, National Association, as indenture trustee (the “Indenture Trustee”), pursuant to which the Trust issued the Series 2005-A notes (the “Notes”). The Notes, with an aggregate principal balance of $800,000,000, were sold pursuant to an Underwriting Agreement, dated July 12, 2005 (the “Underwriting Agreement”), by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”), the Trust, ABN AMRO Incorporated and Morgan Stanley & Co. Incorporated, as underwriters. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File Nos. 333-105666 and 333-105666-01).

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Annex of Definitions attached to the Indenture.

Attached as Exhibit 4.1 is the Indenture Supplement, dated as of July 20, 2005, by and between the Trust and the Indenture Trustee. Other relevant documents relating to the issuance of the Notes have previously been filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit

Exhibit 4.1	Indenture Supplement, dated as of July 20, 2005, by and between the Trust, as issuer, and the Indenture Trustee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

NISSAN MASTER OWNER TRUST RECEIVABLES

By:	Nissan Wholesale Receivables Corporation II, as originator of Nissan Master Owner Trust Receivables

By:	/s/ Kazuhiko Kazama

Kazuhiko Kazama Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Kazuhiko Kazama

Kazuhiko Kazama Treasurer

     July 22, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description
4.1	Indenture Supplement, dated as of July 20, 2005, by and between the Trust, as issuer, and the Indenture Trustee.